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                                                                    EXHIBIT 10.2

                    MODIFICATION OF NOTE AND PLEDGE AGREEMENT


         THIS MODIFICATION AGREEMENT ("AGREEMENT") is made this 10th day of November, 1999, by and among The Sun Valley Trust of July 30, 1999 (the "TRUST") AND PetQuarters, Inc. and PQ Acquisition, Inc. ("BORROWER").

                                   BACKGROUND:

         A. On the 1st day of August, 1999, the Trust made a loan to the Borrower in the principal sum of Four Million Six Hundred Thousand ($4,600,000.00) Dollars, pursuant to the provisions of a SECURED PROMISSORY NOTE (the "NOTE") and a COLLATERAL PLEDGE AGREEMENT (the "PLEDGE"), both dated the 1st day of August, 1999. Words herein which are capitalized but are not specifically defined herein shall have the meanings ascribed to them in the Note and Pledge.

         B. The Borrower has requested that the Trust modify the Note and Pledge by changing various provisions of the Note and Pledge as further described below. The Trust is willing to make such modifications but only under the provisions of this Agreement.

         NOW, THEREFORE, in consideration of Ten ($10.00) Dollars and other good and valuable consideration as set forth herein, the receipt of which is hereby acknowledged, the Trust hereby modifies the Note and Pledge as requested by the Borrower under the following terms and conditions:

          1. As a condition to and in consideration of the Trust consenting to the modifications set forth herein, PetQuarters shall pay Two Hundred Four Thousand Seven Hundred Twenty-three Dollars and Thirty-three ($204,723.33) Cents to the Trust on November 10, 1999, said amount consisting of all accrued interest, interest penalties and fees due and owing under the Trust, from August 1, 1999 to and including November 9, 1999.

          2. The parties mutually agree that there is due and owing a default penalty in the amount of Two Hundred Thirty Thousand ($230,000.00) Dollars as of November 9, 1999. The parties further agree that this amount shall be added to the principal amount due thereby modifying the principal amount due to Four Million Eight Hundred Thirty Thousand ($4,830,000.00) Dollars.

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          3. The parties agree that the annual interest rate on the Note shall be reduced from twelve and one-half (12.5%) percent per annum to ten (10%) percent per annum beginning November 10, 1999.

          4. As a result of the reduction in the interest rate set forth in paragraph 3 above, the monthly interest payment shall be Forty Thousand Two Hundred Fifty ($40,250.00) Dollars per month. The Trust hereby agrees that it will accept from the Borrower a monthly interest payment equal to Twenty Thousand ($20,000.00) Dollars per month on or before the 10th day of each month commencing December 10, 1999. The balance of the monthly interest payment due shall be paid as follows:

             A. All unpaid interest shall accrue, but not be added to the principal balance of the Note; and

             B. In the event the Borrower receives capital investment funds during the "Extension Period" (as hereinafter defined), all interest accrued but unpaid prior to the date of the receipt of such funds shall be paid from such capital funds within five (5) days of receipt.

         5. On or before December 10, 1999, PetQuarters, Inc. shall have filed with the Securities and Exchange Commission a Form 10-SB. In the event the Securities and Exchange Commission provides comments to PetQuarters, the Borrower acknowledges that it will promptly respond to said comments in order to facilitate the receipt from the Commission of a "no comment" letter.

         6. The Trust agrees that, in the event of a default and sale of the collateral as set forth in the Pledge to any party other than the Trust, the proceeds of said sale shall not be less than the principal amount due plus accrued interest, penalties, costs and attorney's fees.

         7. The terms and conditions of the Note shall be amended to reflect that the principal balance, plus accrued interest, shall be due and payable on or before May 10, 2000 (the "EXTENSION PERIOD").

         8. On or before February 10, 2000, the Borrower shall cause a principal reduction payment in the amount of One Million ($1,000,000.00) Dollars to be delivered to the Trust.

         9. Paragraph 10 of the Pledge shall be amended to include the following:



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                  "(n) In the event Jack Rosenzweig ceases to be employed by
         Humboldt Industries Incorporated ("HUMBOLDT"), other than as a result of his death, disability or incapacity."

                  "(o) A default in any of the terms and conditions of this Modification Agreement."

         10. Paragraph 20 of the Pledge shall be amended to add the following:

                  "Jack Rosenzweig shall, in his sole and absolute discretion, have the authority to authorize the expenditure of funds directly from Humboldt and/or Maplewood Industries, Inc. ("MAPLEWOOD") to and for the benefit of the Borrower as are necessary and prudent. The foregoing shall not impose any liability on Jack Rosenzweig with respect to any exercise or failure to exercise his authority to expend funds from Humboldt and/or Maplewood absent fraud or willful and intentional misconduct."

                  In all other respects, paragraph 20 shall remain in full force and effect.

          11. All future notices of default as required in the Note and Pledge are hereby waived by the Borrower, except that the notice of sale shall include the date, time and location of said sale and shall be delivered to Borrower in accordance with the terms of the Note and Pledge not less than five (5) business days prior to the date of sale.

          12. Upon giving reasonable advance notice, the Trust, or its representative, shall, at any time, be provided access to all of the books and records of PetQuarters, PQ Acquisition, Maplewood and Humboldt. Any inspection of the books and records as set forth above shall be conducted in a manner so as not to interfere with the day-to-day business operations of the companies. All costs for such examinations shall be borne by the Trust.

          13. The Trust hereby waives all defaults, whether known or unknown, occurring prior to the date hereof with respect to or under the Note and/or the Pledge, and any other document or instrument related thereto.

          14. The Borrowers shall supply the necessary opinions of counsel and corporate resolutions to effect this transaction.


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         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals on the day and year first above written.


ATTEST:                               THE SUN VALLEY TRUST OF JULY 30,1999

                                      By: /s/ L. Van Stillman
-----------------------------            ---------------------------------------
                                      Title:  Trustee
                                            ------------------------------------

ATTEST:                               PETQUARTERS, INC.

  /s/ Gregg Rollins                   By: /s/ Steve Dempsey
-----------------------------            ---------------------------------------
                                      Title:  President
                                            ------------------------------------

ATTEST:                               PQACQUISITION COMPANY, INC.

  /s/ Gregg Rollins                   By: /s/ Steve Dempsey
-----------------------------            ---------------------------------------
                                      Title:  President
                                             -----------------------------------